SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12(c)

GSI LUMONICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than

the Registrant)

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Solicitation of Proxies
Appointment and Revocation of Proxies
Voting of Proxies
ELECTION OF DIRECTORS
REAPPOINTMENT OF AUDITORS
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
EXECUTIVE COMPENSATION
STOCK OPTION PLANS
EQUITY COMPENSATION PLANS
OPTION GRANTS DURING FISCAL 2002
OPTIONS EXERCISED DURING FISCAL 2002 AND YEAR-END OPTION VALUES
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT/CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION OF DIRECTORS
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CORPORATE GOVERNANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
INDEBTEDNESS OF DIRECTORS AND OFFICERS
INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS
COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER BUSINESS
PROPOSALS
DIRECTORS’ APPROVAL
SCHEDULE A

39 Manning Road

Billerica, Massachusetts 01821
(978) 439-5511

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, June 24, 2003

       NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of GSI Lumonics Inc., a New Brunswick corporation, which we refer to in this notice and in the attached management proxy circular as the company, will be held at 10:00 a.m. (EDT) on Tuesday, June 24, 2003 at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, for the following purposes:

(a) to receive the annual report and consolidated financial statements of the company for the fiscal year ended December 31, 2002, together with the auditors’ report thereon;

(b) to elect directors;

(c) to appoint auditors and to authorize the board of directors to fix the auditors’ remuneration; and

(d) to transact such further or other business as may properly come before the meeting or any adjournment or postponement thereof.

      Only shareholders of record as of the close of business on Thursday, May 8, 2003 will be entitled to vote at the meeting and at any adjournment or postponement thereof, provided that a subsequent transferee of shares may vote at the meeting if the transferee establishes ownership of the shares and requests not later than ten (10) days before the meeting to be added to the list of shareholders entitled to vote at the meeting.

      Shareholders who do not expect to attend the meeting in person are requested to complete, sign, date and return the form of proxy in the enclosed envelope to Computershare Trust Company of Canada, the company’s transfer agent, at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, before 5:00 p.m. (EDT) on Monday, June 23, 2003, or, in the event that the meeting is adjourned or postponed, prior to 5:00 p.m. (EDT) on the last business day prior to the date fixed for the adjourned or postponed meeting.

      A copy of the management proxy circular and a form of proxy accompany this notice. This notice, the management proxy circular, the form of proxy and the company’s annual report will be forwarded on or about Friday, May 23, 2003 to the holders of the company’s common shares as of the close of business on Thursday, May 8, 2003.

      DATED at Billerica, Massachusetts this 21st day of May, 2003.

By Order of the Board of Directors of
GSI Lumonics Inc.

FREDERICK P. CALLORI,
Secretary

MANAGEMENT PROXY CIRCULAR

Solicitation of Proxies

      This management proxy circular is furnished in connection with the solicitation of proxies by the management of the company for use at the annual meeting of shareholders to be held at 10:00 a.m. (EDT) on Tuesday, June 24, 2003 at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts. The solicitation will be made by mail but proxies may also be solicited personally by employees of the company. The cost of solicitation has been or will be borne by the company. The company may also pay brokers or nominees holding common shares of the company in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

      The notice of the meeting, this management proxy circular, the form of proxy and a copy of the company’s annual report will be forwarded on or about Friday, May 23, 2003 to the company’s shareholders as of the close of business on Thursday, May 8, 2003.

Appointment and Revocation of Proxies

      The persons named in the enclosed form of proxy are officers of the company. A shareholder may appoint a person to represent him or her at the meeting, other than the persons already named in the attached form of proxy, by inserting the name of such other person in the blank space provided in the form of proxy or by completing another proper form of proxy. Such person need not be a shareholder. The completed form of proxy must be deposited with the company at its principal executive offices at 39 Manning Road, Billerica, Massachusetts 01821 or with Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, Canada, M5J 2Y1, in either case no later than 5:00 p.m. (EDT) on Monday, June 23, 2003, or, if the meeting is adjourned or postponed, before commencement of the reconvened meeting.

      The shareholder executing the form of proxy may revoke it as to any manner on which a vote has not already been cast pursuant to the authority conferred by such proxy (a) by delivering another properly executed form of proxy bearing a later date and depositing it in the manner described above; (b) by delivering an instrument in writing revoking the proxy, executed by the shareholder or by the shareholder’s attorney authorized in writing (i) at the registered office of the company, at any time up to and including the last business day preceding the date of the meeting, or at any reconvened meeting following its adjournment or postponement, or (ii) with the chairman of the meeting on the day of the meeting, or at any reconvened meeting following its adjournment or postponement; or (c) in any other manner permitted by law.

Voting of Proxies

      The officers named in the form of proxy attached to this management proxy circular will vote the common shares of the company in respect of which they are appointed proxy in accordance with the directions of the shareholder appointing them. In the absence of such direction, the shares will be voted in favor of the election of directors and in favor of the reappointment of Ernst & Young LLP as auditors and the authorization of the board of directors to fix the auditors’ remuneration.

      The board of directors of the company has fixed the close of business on Thursday, May 8, 2003 as the record date for the determination of shareholders entitled to vote at the meeting. At the close of business on that date there were outstanding and entitled to vote 40,790,130 common shares of the company. Each share is entitled to one vote, which may be cast as follows:

•	the vote for the election of directors is cumulative and is described in more detail below; and

•	the vote for the appointment of auditors and the authorization of the board of directors to fix their remuneration requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective.

      No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of at least 20% of the outstanding shares as of the record date. Votes will be tabulated by the company’s transfer agent subject to the supervision of persons designated by the board of directors of the company as inspectors.

      Voting for the Election of Directors. Section 65(1) of the Business Corporations Act (New Brunswick) provides for cumulative voting for the election of directors so that each shareholder entitled to vote at an election of directors has the right to cast an aggregate number of votes equal to the number of votes attached to the shares held by such shareholder multiplied by the number of directors to be elected, and may cast all such votes in favor of one candidate or distribute them among the candidates in any manner the shareholder decides. The statute further provides, in section 65(2), that a separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution of the shareholders is passed unanimously permitting two or more persons to be elected by a single resolution. Where a shareholder has voted for more than one candidate without specifying the distribution of votes among such candidates, the shareholder shall be deemed to have divided the votes equally among the candidates for whom such shareholder voted. If a shareholder desires to distribute votes otherwise than equally among the nominees for whom such shareholder has directed the persons in the enclosed form of proxy to vote, such shareholder must do so personally at the meeting or by another form of proxy. On any ballot that may be called for the election of directors, the persons named in the enclosed form of proxy intend to cast the votes to which the shares represented by such proxy are entitled equally among all the proposed nominees whose names are set forth in the table under “Election of Directors” below, except those, if any, excluded by the shareholder in the proxy, or unless the shareholder who has given such proxy has directed that the shares be withheld from voting in the election of directors.

      Ownership of Directors and Executive Officers. As of the close of business on Thursday, May 8, 2003, the directors and executive officers of the company and their respective affiliates, as a group, may be deemed to be the beneficial owners of 1,675,479 common shares, representing approximately 4.1% of the outstanding common shares. The directors and executive officers of the company have indicated that they intend to vote their respective common shares in favor of the election of directors and in favor of the reappointment of Ernst & Young LLP as the company’s auditors and the authorization of the board of directors to fix the auditors’ remuneration.

      The enclosed form of proxy confers discretionary authority on the person named therein with respect to amendments to or variations of matters identified in the notice of meeting and other matters that may properly come before the meeting. At the date of this management proxy circular, the management of the company knows of no such amendments, variations or other matters.

Voting and Ownership of Shares

      As of the record date the company had 40,790,130 common shares outstanding. Each shareholder of record, as of the close of business on Thursday, May 8, 2003 is entitled to one vote for each common share held, except to the extent that such shareholder has transferred the ownership of any shares after such date and the transferee of such shares establishes proper ownership thereof and demands not later than ten (10) days before the meeting to be added to the list of shareholders entitled to vote at the meeting in which case such transferee will be entitled to vote such shares. The failure of any shareholder to receive a notice of meeting of shareholders does not deprive the shareholder of a vote at the meeting.

ELECTION OF DIRECTORS

      The articles of continuance of the company provide that its board of directors is to be comprised of between five (5) and fifteen (15) directors, as determined from time to time by resolution of the board of directors. Within these minimum and maximum numbers of directors, the board of directors has resolved that the entire board of directors will consist of six (6) directors. Below are the names of the persons for whom it is intended that votes be cast for their election as directors pursuant to the proxy that is hereby solicited unless the shareholder directs therein that his, her or its shares be withheld from voting. Each director will hold office until the next annual meeting or until his successor is elected or appointed.

      Management does not contemplate that any of the nominees named below will be unable to serve as a director, but if that should occur for any reason prior to the meeting, where the proxy is granted to the management nominees, the management nominees reserve the right to vote for other nominees in their discretion unless directed to withhold from voting. The following table states, with respect to each person proposed to be nominated for election as a director, the name, age, position held with the company (where applicable), the year first elected or appointed as a director, committee memberships and the person’s principal occupation and employment during the past five (5) years.

Year
Became
Name, Age, Principal Occupation and Municipality of Residence(6)	Director

Richard B. Black(1)(2)(4), 69	1999
President and Chief Executive Officer, ECRM, Inc.
Moose, Wyoming, U.S.A.
Paul F. Ferrari(4)(5), 72	1999
Independent Consultant Former Vice President & Treasurer, Thermo Electron Corporation Hobe Sound, Florida, U.S.A.
Phillip A. Griffiths, Ph.D.(3), 64	2001
Director, Institute for Advanced Study Princeton, New Jersey, U.S.A.
Byron O. Pond(1)(2), 66	2000
Chairman and Chief Executive Officer, Amcast Industrial Corp. Dayton, Ohio, U.S.A.
Benjamin J. Virgilio(1)(2), 63	1998
President & Chief Executive Officer, BKJR, Inc. Toronto, Ontario, Canada
Charles D. Winston(3), 62	1999
President & Chief Executive Officer, GSI Lumonics Inc. Nutting Lake, Massachusetts, U.S.A.

(1)	Member, Audit Committee

(2)	Member, Compensation Committee

(3)	Member, Technology Committee

(4)	Member, Pricing Committee

(5)	Chairman of the Board

(6)	The mailing address of each of Messrs. Black, Ferrari, Griffiths, Pond, Virgilio and Winston is c/o GSI Lumonics Inc. at 39 Manning Road, Billerica, Massachusetts 01821, Telephone: (978) 439-5511.

      Richard B. Black is the President and Chief Executive Officer of ECRM, Inc., a manufacturer of laser systems equipment for the printing and publishing industry. He served as Chairman of ECRM until March 2002. Mr. Black also serves as a General Partner for OpNet Partners, L.P., a technology investment fund. He has served as Vice Chairman of Oak Technology, Inc. since March 1999 and as President of Oak Technology from January 1998 to March 1999, and has been a director at Oak Technology since 1988. From 1987 to 1997, Mr. Black served as a General Partner for KBA Partners, L.P., a technology venture capital fund. Prior to that time, he served as president and CEO of AM International, Inc., Alusuisse of America, Inc. and Maremont Corporation. In addition to ECRM and Oak Technology, he currently serves as a director of the following companies: Altigen Communications Inc., Applied Optoelectronics, Inc., Gabelli Group Capital Partners, Inc., TREX Enterprises and Benedetto Gartland, Inc.

      Paul F. Ferrari has been an independent consultant since 1991. Previously, he was Vice President of Thermo Electron Corporation from 1988 to 1991 and was Treasurer of Thermo Electron Corporation from 1967 to 1988. He also served as a director of Thermedics Inc. and ThermoTrex Inc.

      Phillip A. Griffiths, Ph.D. is serving as the Director of the Institute for Advanced Study in Princeton, New Jersey, where he is responsible for managing the various research activities of the Institute. Prior to joining the Institute in 1991, Dr. Griffiths was Provost and James B. Duke Professor of Mathematics at Duke University for eight years. He has also taught at Harvard University, Princeton University and the University of California, Berkeley. He currently serves as a Director of Oppenheimer Funds, Inc.

      Byron O. Pond has been serving as Chairman and Chief Executive Officer of Amcast Industrial Corp. since April 2002. He joined Amcast in February 2001 as President and CEO. Prior to that time and since 1990, Mr. Pond was a senior executive with Arvin Industries, Inc. serving as its President and Chief Executive Officer from 1993 to 1996 and as its Chairman and Chief Executive Officer from 1996 to 1998. He retired as Chairman of Arvin Industries, Inc. in 1999. He currently serves as a Director of Cooper Tire and Rubber Company and Precision Castparts Corporation.

      Benjamin J. Virgilio is currently the President and Chief Executive Officer of BKJR, Inc. of Toronto, Canada and was previously, from July 2000 until February 2001, the Chairman of Robotic Technology Systems, Inc. Mr. Virgilio was the President and Chief Executive Officer of Rea International Inc., an automotive fuel systems manufacturer, from May 1995 to July 2000. Prior to May 1995, Mr. Virgilio was a business consultant. Prior to November 1993, he was President and Chief Executive Officer of A.G. Simpson Limited.

      Charles D. Winston became the President, Chief Executive Officer and a member of the board of directors of the company following the merger of General Scanning, Inc. and Lumonics Inc. in 1999. Mr. Winston served as President and Chief Executive Officer of General Scanning, Inc. beginning in September 1988 and became a member of its board of directors in 1989. Prior to joining General Scanning, Inc., from 1986 to 1988, Mr. Winston was a management consultant. In 1986, Mr. Winston was an officer of Savin Corporation. From 1981 to 1985, he served as a Senior Vice President of Federal Express Corporation.

REAPPOINTMENT OF AUDITORS

      Shareholders are being asked to reappoint Ernst & Young LLP as auditors of the company to hold office until the close of the next annual meeting of shareholders and to authorize the board of directors of the company to fix the auditors’ remuneration. Ernst & Young LLP, independent chartered accountants, served as auditors of the company for the fiscal year ending December 31, 2002. This firm has audited the accounts and records of the company since 1993. A representative of Ernst & Young LLP will be present at the meeting to answer questions and will have an opportunity to make a statement if desired.

      Audit Fees. Fees of Ernst & Young LLP for the audit of the company’s financial statements, 401(k) plan and statutory audits for the fiscal year ended December 31, 2002 and the reviews of quarterly reports on Form 10-Q filed during fiscal 2002 were $409,000, of which an aggregate amount of $150,000 had been billed through December 31, 2002. Fees of Ernst & Young LLP for the audit of the company’s financial statements, 401(k) plan and statutory audits for the fiscal year ended December 31, 2001 and the reviews of quarterly reports on Form 10-Q filed during fiscal 2001 were $386,000, of which an aggregate amount of $146,000 had been billed through December 31, 2001.

      Audit-Related Fees. The aggregate fees of Ernst & Young LLP for assurance and related services that were reasonably related to the performance of the audit or review of the company’s financial statements and are not disclosed under “Audit Fees” above were $38,000 in fiscal 2002 and $37,000 during fiscal 2001.

      Financial Information Systems Design and Implementations Fees. Ernst & Young LLP assessed the company no fees for any financial information systems design or implementation during the fiscal years ended December 31, 2002 and December 31, 2001.

      Tax Fees. Aggregate fees billed by Ernst & Young LLP for tax compliance, tax advice and tax planning were approximately $105,000 in fiscal 2002 and $285,000 during fiscal 2001.

      All Other Fees. Aggregate fees for all other services rendered by Ernst & Young LLP during fiscal 2002 were approximately $30,000. These services in fiscal 2002 included primarily legal and payroll services in foreign locations. Aggregate fees for all other services rendered by Ernst & Young LLP during fiscal 2001 were $168,000.

      All audit and non-audit services provided by Ernst & Young LLP were approved by the audit committee of the board of directors of the company, which considered whether the provision of non-audit services was compatible with maintaining auditor independence.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

      During fiscal 2002, the board of directors of the company held four (4) meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the board of directors held during fiscal 2002 and the meetings of the committees of the board of directors on which he served. The board of directors has audit, compensation and technology committees. It does not have a nominating or similar committee.

      Audit Committee. The audit committee oversees the financial reporting process of the company, reviews the financial statements of the company and consults with and reviews the services provided by the company’s independent auditors. The audit committee is currently composed of three (3) members, each of whom is independent as defined by the listing standards of the National Association of Securities Dealers, Inc. The directors currently serving on the audit committee are Messrs. Black, Pond and Virgilio. The audit committee operates under a written charter approved by the board of directors. The complete text of the charter of the audit committee was attached as an exhibit at the end of the proxy statement for the fiscal 2000 annual shareholders meeting. The audit committee held five (5) meetings during fiscal 2002.

      Compensation Committee. The compensation committee reviews and recommends to the board of directors the compensation and benefits of all executive officers of the company and reviews general policy relating to compensation and benefits of employees of the company. The compensation committee also administers the issuance of stock options. The directors currently serving on the compensation committee are Messrs. Black, Pond and Virgilio. The compensation committee held seven (7) meetings during fiscal 2002.

      Technology Committee. The technology committee is responsible for the review and recommendation to the board of directors of technology investments, and for developing and periodically reevaluating the company’s technology strategy. The directors currently serving on the technology committee are Messrs. Griffiths and Winston. The technology committee held five (5) meetings during fiscal 2002.

Report of Audit Committee

      The audit committee assists the board of directors by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the audit committee are to:

•	serve as an independent and objective party to monitor the company’s financial reporting process and internal control systems;

•	review and appraise the audit efforts of the company’s independent auditors and internal audit department;

•	evaluate the company’s quarterly financial performance, reporting and compliance with applicable laws and regulations;

•	oversee management’s establishment and enforcement of financial policies; and

•	provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the board of directors.

      The audit committee has:

•	reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2002 with management and Ernst & Young LLP, the company’s independent auditors, including a discussion of the quality and effect of the company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with Ernst & Young LLP, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of Ernst & Young LLP regarding the reasonableness of those estimates; and

•	met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting.

      The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), has discussed the independence of Ernst & Young LLP and considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence, and has satisfied itself as to the independence of Ernst & Young LLP.

      Based on the review and discussions noted above, the audit committee has recommended to the board of directors that the company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the United States Securities and Exchange Commission. The audit committee and the board of directors have also appointed, subject to shareholder ratification, Ernst & Young LLP as the company’s independent auditors for the fiscal year ending December 31, 2003.

Report submitted by: Richard B. Black, Byron O. Pond and Benjamin J. Virgilio

Report of Compensation Committee on Executive Compensation

      The executive compensation policy of the company has as its goals the following:

•	to provide executives with compensation that is fair and competitive in the market place;

•	to incentivize executives to meet and exceed financial and other strategic objectives; and

•	to raise the perspectives of executives from simply increasing the size of the company to taking a strategic path toward increasing shareholder value.

      Base salary. Base salaries are determined on an individual basis taking into consideration the individual’s position, the individual’s ability to contribute to the company’s performance and amounts paid by technology companies of similar size for comparable positions.

      Annual bonus. Each executive officer has the opportunity to earn an annual bonus. The amount of the bonus is tied to the individual’s performance and the achievement of specific goals and objectives which, in some cases, may be difficult to quantify. Cash bonuses may also, at the discretion of the compensation committee, be used to recognize other significant contributions of an executive to the overall success of the company’s objectives. All cash bonuses are paid at the discretion and upon the approval of the compensation committee. The amount of the potential bonuses varies based upon the executive officer’s position with the company, ability to impact the company’s performance and contribute to the company’s objectives and degree of responsibility.

      Long term incentives. Executives may participate in the company’s stock option plans, referred to in this management proxy circular as the plans. The plans are administered by the compensation committee which designates the individuals who are to be granted options, the number of options to be granted and other terms and conditions of the options. The number of stock options granted to executive officers is based upon the same factors as are relevant in setting their salaries and annual bonuses.

      Chief Executive Officer’s compensation. During the year ended December 31, 2002, Charles D. Winston served as the company’s Chief Executive Officer. In setting the Chief Executive Officer’s salary and target bonus for the year ended December 31, 2002, the compensation committee reviewed salaries and bonuses paid to other chief executive officers of technology companies of similar size and considered his ability to impact the achievement of the company’s objectives. For the year ended December 31, 2002, Mr. Winston’s target bonus was 70% of his base salary and an option to purchase 200,000 common shares was granted to Mr. Winston in 2002 with an exercise price of $8.35 per share.

Report submitted by: Richard B. Black, Byron O. Pond and Benjamin J. Virgilio

EXECUTIVE COMPENSATION

      The following table, presented in accordance with the rules of the United States Securities and Exchange Commission, sets forth information with respect to the compensation earned during the fiscal years ended December 31, 2002, 2001 and 2000 by the company’s Chief Executive Officer and the four other most highly compensated executive officers of the company (the Named Executive Officers).

      Unless otherwise noted, all dollar amounts in this document are expressed in United States dollars.

Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation Awards

					Securities
					Under
Name and	Fiscal			Other Annual	Options	All Other
Principal Position	Year	Salary	Bonus	Compensation(1)	Granted	Compensation(2)

Charles D. Winston(3)	2002	$400,000	$158,414	—	200,000	$8,500
President & CEO	2001	400,000	140,000	—	250,000	8,500
	2000	392,949	280,000	—	105,000	8,500
Thomas R. Swain(4)	2002	$200,013	$56,580	—	100,000	$8,500
V.P., Finance & CFO	2001	196,167	50,000	—	100,000	123,405 (5)
	2000	178,125	44,549	—	30,000	8,500
Kurt A. Pelsue(6)	2002	$205,762	$46,505	—	20,000	$8,500
V.P., Technology & CTO	2001	196,000	—	—	40,000	8,500
	2000	180,712	64,000	—	20,000	8,500
Linda Palmer(7)	2002	$174,230	$39,342	—	20,000	$8,500
V.P., Human Resources	2001	160,000	—	—	50,000	8,500
	2000	151,909	48,000	—	20,000	8,500
Eileen Casal(8)	2002	$194,230	$43,868	—	60,000	$8,500
V.P., General Counsel	2001	110,769	36,000	—	40,000	—
	2000	—	—	—	—	—

(1)	Unless otherwise noted, perquisites and personal benefits do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus of the Named Executive Officer.

(2)	Unless otherwise noted, all other compensation consists exclusively of the company’s contribution under its retirement and savings plans established pursuant to Section 401(k) of the United States Internal Revenue Code. The terms of the retirement and savings plans permit each participant to defer up to 15% of his annual salary up to an annual maximum amount prescribed by United States Internal Revenue Service regulations ($11,000 in 2002, plus an additional $1,000 for those participants who met eligibility requirements for “catch up” contributions). The company matches such deferrals to the extent of achievement by it of profit goals.

(3)	Mr. Winston became the President, Chief Executive Officer and a member of the board of directors of the company following the merger of General Scanning, Inc. and Lumonics Inc. in 1999. Mr. Winston served as President and Chief Executive Officer of General Scanning, Inc. beginning in September 1988 and became a member of its board of directors in 1989. Prior to joining General Scanning, Inc., from 1986 to 1988, Mr. Winston was a management consultant. In 1986, Mr. Winston was an officer of Savin Corporation. From 1981 to 1985, he served as Senior Vice President of Federal Express Corporation.

(4)	Mr. Swain has held his current position of Vice President, Finance and Chief Financial Officer since September 2000. Prior to that time, Mr. Swain served as Director of Real Estate Operation from April 1999 to August 2000. He joined General Scanning, Inc. in August 1996 with the acquisition of View Engineering, Inc. and served as Vice President and General Manager, View Engineering Division until December 1997, then served as Vice President of Business Development from January 1998 through

March 1999. Prior to its acquisition by General Scanning, Inc., Mr. Swain had served as President and Chief Executive Officer of View Engineering, Inc.

(5)	Includes $114,905 with respect to relocation and related expenses and $8,500 with respect to 401(k) match.

(6)	Mr. Pelsue assumed his current position as Vice President, Technology and Chief Technology Officer in March 1999. He had served as Vice President, Corporate Engineering for General Scanning, Inc. from 1997 to 1999. Prior to that time, Mr. Pelsue held numerous senior level engineering assignments within General Scanning, Inc. He joined General Scanning, Inc. in 1976.

(7)	Ms. Palmer assumed her current role as Vice President, Human Resources in December 1999, having served as Vice President of Integration from March 1999. She had been General Scanning, Inc.’s Vice President of Human Resources beginning in 1996. Prior to that time, Ms. Palmer served as Director of Human Resources for Analog Devices.

(8)	Ms. Casal served as Vice President, General Counsel from May 2001 until her resignation effective as of January 31, 2003.

STOCK OPTION PLANS

      A merger of equals involving General Scanning, Inc. and Lumonics Inc. was completed on March 22, 1999. In conjunction with the merger, the company assumed outstanding options held by employees under nonqualified and incentive stock options and issued 2,051,903 stock options in exchange. As of December 31, 2002, options to purchase 630,677 common shares remained outstanding under the assumed 1981 stock option plan and the 1992 stock option plan of General Scanning, Inc. In addition, the company assumed outstanding warrants for the purchase of common stock issued to non-employee members of the General Scanning, Inc. board of directors, referred to in this management proxy circular as the warrants. The warrants are subject to vesting as determined by a committee of the board of the directors at the date of grant and expire ten (10) years from the date of grant. As of December 31, 2002, 51,186 warrants, all of which are exercisable, remain outstanding at prices ranging from $9.65 to $15.41 per share. The warrants have been included in all stock option tables included in this management proxy circular. Excluding the assumed options and warrants referenced herein, no additional options or warrants are authorized to be granted under the assumed General Scanning, Inc. stock option plans.

      The company’s 1995 option plan, referred to throughout this management proxy circular as the 1995 option plan, which was established on September 29, 1995 by Lumonics Inc. for the benefit of employees (including contract employees), consultants and directors of the company, remained in place following the merger with General Scanning, Inc. in 1999 and as of the date of this management proxy circular, is the only stock option plan under which new options may be granted. Subject to the requirements of the 1995 option plan, the compensation committee or the board of directors has the authority to select those directors, consultants and employees to whom options will be granted, date of the grant, the number of options to be granted and other terms and conditions of the options. The exercise price of options granted under the 1995 option plan must be equal to the closing price of the company’s common shares on the Toronto Stock Exchange, or in lieu thereof, The NASDAQ Stock Market®, on the day immediately preceding the date of grant. The exercise period of each option is determined by the compensation committee but may not exceed ten (10) years from the date of grant. The 1995 option plan initially authorized the issuance of a maximum of 406,000 options to purchase common shares. This authorization was increased to: 1,906,000 on May 6, 1997, 2,906,000 on May 11, 1999 and 4,906,000 on May 8, 2000; with all such increases being approved by the shareholders. Currently, a maximum of 4,906,000 options to purchase common shares are permitted to be issued under the 1995 option plan. The compensation committee has the power to amend, modify or terminate the 1995 option plan provided that optionee’s rights are not materially adversely affected and subject to any approvals required under the applicable regulatory requirements. As of the close of business on December 31, 2002, options to purchase an aggregate of approximately 2,994,064 common shares were outstanding under the 1995 option plan to employees and directors at prices ranging from Cdn$6.50 per share to Cdn$41.25 per share, and from $4.38 per share to $20.31 per share.

      No past financial assistance has been given to participants to assist them in purchasing common shares under the 1995 option plan, nor is such financial assistance contemplated. The 1995 option plan contains no provision for the company to provide any such assistance.

EQUITY COMPENSATION PLANS

      The following table gives information about the company’s common shares that may be issued upon the exercise of options, warrants and rights under all of its existing equity compensation plans as of December 31, 2002, the company’s most recently completed fiscal year, including the 1995 option plan, the 1981 stock option plan of General Scanning, Inc., the 1992 stock option plan of General Scanning, Inc., the warrants and the company’s employee stock purchase plan.

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon		Future Issuance Under
	Exercise of	Weighted-Average	Equity Compensation
	Outstanding	Exercise Price of	Plans (Excluding Securities
Plan Category	Options/Warrants	Outstanding Options	Reflected in First Column)

Plans approved by shareholders	3,624,741	$10.11	424,801
Plans not approved by shareholders (the warrants)	51,186	$13.36	0

Total	3,675,927	—	424,801

      All of the option plans listed above or described in the table have been approved by the company’s shareholders, except the warrants. The outstanding warrants listed in the above table were issued pursuant to the 1995 directors’ warrant plan of General Scanning, Inc., referred to in this section as the warrant plan, which was assumed by the company in connection with the March 22, 1999 merger of General Scanning, Inc. and Lumonics Inc. No additional warrants are authorized to be granted under the warrant plan.

OPTION GRANTS DURING FISCAL 2002

      The following table provides information regarding options granted by the company during the fiscal year ended December 31, 2002 to the Named Executive Officers:

					Potential Realizable
					Value at Assumed
					Annual Rate of Share
		Percent of Total			Price Appreciation for
	Number of Shares	Options Granted			Option Term(1)
	Underlying Options	to Employees in	Exercise or Base	Expiration
Name	Granted	Fiscal Year(2)	Price($/SH)	Date	5%($)	10%($)

Charles D. Winston President & CEO	200,000	27.2%	$8.35	2/26/08	567,960	1,288,507
Thomas R. Swain V.P., Finance & CFO	100,000	13.6%	$8.35	2/26/08	283,980	644,253
Kurt A. Pelsue V.P., Technology & CTO	20,000	2.7%	$8.35	2/26/08	57,796	128,851
Linda Palmer V.P., Human Resources	50,000	6.8%	$8.35	2/26/08	56,796	128,851
Eileen Casal(3) V.P., General Counsel	60,000	8.2%	$8.35	2/26/08	170,388	386,552

(1)	This column shows the hypothetical gain of the options granted based on assumed annual share appreciation rates of 5% and 10% above the exercise price over the full term of the option. The 5% and

10% rates of appreciation are mandated by the rules of the United States Securities and Exchange Commission and do not represent the company’s estimate of future appreciation of the company’s common share prices.

(2)	All options listed above vest as to 25% of the total grant on each of the first, second, third and fourth anniversary of the date of grant.

(3)	Ms. Casal served as V.P., General Counsel until her resignation effective as of January 31, 2003. All outstanding stock options held by Ms. Casal which were not exercised as of March 1, 2003 expired and were subsequently cancelled on that date.

OPTIONS EXERCISED DURING FISCAL 2002 AND YEAR-END OPTION VALUES

      The following table provides information, for the Named Executive Officers, concerning the number of shares for which stock options were exercised in the fiscal year ended December 31, 2002, the realized value or spread (the difference between the exercise price and market value on date of exercise) and the number and unrealized spread of unexercised options held by the Named Executive Officers at each fiscal year end.

					Value of Unexercised
					In-the-Money
			Unexercised Options		Options at
	Securities	Aggregate	at December 31, 2002		December 31, 2002
Name and	Acquired on	Value	Exercisable/		Exercisable/
Principal Position	Exercise(#)	Realized(1)($)	Unexercisable(#)		Unexercisable(2)($)

Charles D. Winston President & CEO	0	0	626,075	434,999	383,728	78,373
Thomas R. Swain V.P., Finance & CFO	0	0	83,858	165,000	0	0
Kurt A. Pelsue V.P., Technology & CTO	0	0	147,616	66,250	103,612	18,562
Linda Palmer V.P., Human Resources	0	0	89,240	67,499	50,226	8,248
Eileen Casal V.P., General Counsel	0	0	25,000	75,000	0	0

(1)	Market value of the underlying shares on the date of exercise less the option exercise price. Values are in United States dollars unless otherwise specified.

(2)	Market value of shares covered by in-the-money options on December 31, 2002, less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. Values are in United States dollars unless otherwise specified.

EMPLOYMENT CONTRACTS AND TERMINATION OF

EMPLOYMENT/CHANGE-IN-CONTROL ARRANGEMENTS

      The company entered into an employment agreement with Charles D. Winston on January 1, 2000 and an amendment to such agreement on February 26, 2002, pursuant to which the company agreed to employ Mr. Winston as its President and Chief Executive Officer until December 31, 2003 and to pay him certain benefits upon the termination of his employment without cause, prior to such date, which benefits are further detailed in the severance agreement referenced below. In addition, the employment agreement provides for Mr. Winston to perform consulting services for the company for a two (2) year period commencing on January 1, 2004, at 50% of his base salary for the last year of his employment agreement. The company and Mr. Winston expect to enter into a second amendment to Mr. Winston’s employment agreement which will extend the term of his employment until December 31, 2005 and the time period for providing consulting services to the company to a two (2) year period commencing on January 1, 2006.

      In addition, the company has entered into severance agreements with certain members of its executive management team, including the Named Executive Officers. The agreements supercede previously executed severance agreements and all of the agreements provide for a severance payment if employment with the company is terminated without cause or upon or following defined change of control events. The severance agreement with Mr. Winston was entered into on May 24, 2001 and amended on February 26, 2002. The effective date for each of the agreements with Messrs. Swain and Pelsue and Ms. Palmer is May 24, 2001. Ms. Casal’s resignation as V.P., General Counsel effective January 31, 2003 did not trigger the terms of a severance agreement, now terminated, entered into between she and the company effective as of May 24, 2001.

      The severance agreement entered into with Mr. Winston is coterminous with his employment agreement and is not subject to renewal; while the severance agreements entered into with Messrs. Swain and Pelsue and Ms. Palmer continue for a minimum term of three (3) years from their respective effective dates and will automatically extend for periods of one (1) year after the initial term unless the company or the executive gives notice at least ninety (90) days prior to the expiration of the current period that the agreement will not be extended. Under the severance agreements the payment in the event of termination without cause is equal to a minimum of one (1) year and a maximum of two (2) years of the sum of (a) annual base salary; (b) targeted annual bonus; (c) prorated portion of the annual bonus; and (d) the cost of certain employment benefits, except that with respect to Mr. Winston the payment is equal to a minimum of two (2) years and a maximum of three (3) years of the sum of (a)-(d). If the termination of employment occurs upon or following a defined change of control of the company, the payment is equal to three (3) times the sum of (a)-(d), except that with respect to Mr. Winston the payment is equal to four (4) times the sum of (a)-(d). Also, pursuant to these agreements all unvested options then held shall immediately vest, provided that such options shall expire upon the earlier of (i) three (3) years or the remainder of the option term in the event of a change of control, or (ii) six (6) months or the remainder of the option term in the event of a termination for cause. Most of these agreements provide that a payment would be increased in the event that it would subject the officer to an excise tax as a parachute payment under the Internal Revenue Code of 1986, as amended. The increase would be equal to the additional tax liability imposed on the executive as a result of the payment.

COMPENSATION OF DIRECTORS

      During the most recently completed financial year, directors who were not employees of the company received an annual retainer of $15,000 and an attendance fee of $1,500 for attending meetings of shareholders, the board of directors and committees of the board of directors and $750 for each meeting conducted by telephone. Upon initial election they receive options to purchase 40,000 common shares and for each annual election after the initial election, they receive options to purchase 10,000 common shares. The options have an exercise price of fair market value of the company’s common shares on the day immediately prior to the date of grant, a term of six (6) years, vest as to 25% on each of the first, second, third and fourth anniversary of the date of grant and are otherwise subject to the terms of the 1995 option plan. Directors who are employees of the company receive no remuneration for serving as members of the board of directors. All directors were entitled to reimbursement by the company for all reasonable expenses incurred in attending meetings of shareholders, the board of directors and committees of the board of directors. The chairman of the board of directors, currently Mr. Ferrari, receives an annual salary of $24,000. No additional compensation is paid to the chairs of the various committees. All payments are made in the currency of the member’s residence.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

      The company maintains directors’ and officers’ liability insurance in the aggregate principal amount of $35,000,000 subject to a $1,000,000 deductible per loss payable by the company. The premium payable for such insurance is currently $225,700 per year, which is paid by the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the United States Securities and Exchange Act of 1934, as amended, as well as applicable Canadian securities laws, require directors, executive officers and persons who own more than 10% of the company’s common shares to file reports with the United States Securities and Exchange Commission and with Canadian securities regulatory authorities, as applicable, disclosing their ownership of the company’s securities and changes in such ownership. Based solely on a review of the copies of such reports furnished to it, or a written representation from certain reporting persons that no Form 5 was required for such person, the company believes that all required filings were timely made during fiscal 2002.

CORPORATE GOVERNANCE

      The Toronto Stock Exchange Committee on Corporate Governance in Canada has issued a series of guidelines for effective corporate governance. The guidelines address matters such as the constitution and independence of corporate boards, the function to be performed by boards and their committees and the effectiveness and education of board members. The Toronto Stock Exchange has adopted as a listing requirement the disclosure by each listed corporation of its approach to corporate governance with reference to the guidelines.

      The company’s board of directors and senior management believe that good corporate governance is important to the effective and efficient operation of corporations. The company’s disclosure of its corporate governance practices is set out in matrix form and attached to this management proxy circular as Schedule A.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The current members of the compensation committee of the board of directors are Messrs. Black, Pond and Virgilio. None of the members of the compensation committee is or has at any time in the past been an officer or employee of the company or any of its subsidiaries. No executive officer of the company served on the compensation committee, or as a director, of another entity, one of whose executive officers served on the company’s compensation committee or on its board of directors in fiscal 2002.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

      Since the beginning of the fiscal year ended December 31, 2002 there has been no indebtedness to the company by any director or officer or associates of any such person, other than amounts owing for purchases subject to usual trade terms, for ordinary travel and expense advances and for other transactions in the ordinary course of business.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

      During the most recently completed fiscal year, the company recorded sales revenue from Sumitomo Heavy Industries Ltd., a significant shareholder, of approximately $2.3 million. These sales were on terms approximately equivalent to comparable third party transactions.

      On April 26, 2002, the company entered into an agreement with Photoniko, Inc., a private photonics company in which one of the company’s directors, Richard B. Black, was a director and stock option holder. As of August 16, 2002, Mr. Black ceased to be a director and stock option holder of Photoniko, Inc. Under the agreement, the company provided a non-interest bearing unsecured loan of $75,000 to Photoniko, Inc. to fund designated business activities at Photoniko, Inc. in exchange for an exclusive ninety (90) day period to evaluate potential strategic alliances. In accordance with the terms of the agreement and promissory note which was signed by Photoniko, Inc. on April 26, 2002, the loan was to be repaid in full to the company no later than August 28, 2002, but still remains outstanding. The company has provided a full reserve for this receivable.

      In January of 2001, the company made an investment of $2 million in a technology fund managed by OpNet Partners L.P. During 2002, the company received a cash distribution (return of capital) from OpNet Partners in the amount of $1.4 million. In the second quarter of 2002, the company wrote down the investment by $0.2 million to its estimated fair market value and wrote-off the remainder of the investment ($0.4 million) in the fourth quarter of 2002. Richard B. Black, a director of the company, is a general partner of OpNet Partners, L.P.

      On February 23, 2000 the company entered into an agreement with V2Air LLC relating to the use of the V2Air LLC aircraft for company business purposes. V2Air LLC is owned by the company’s President and Chief Executive Officer, Charles D. Winston. Pursuant to the terms of the Agreement, the company is required to reimburse V2Air LLC for certain expenses associated with the use of the aircraft for company-related business travel. During the most recently completed financial year, the company reimbursed V2Air LLC approximately $145,000 under the terms of such Agreement.

      Except for the foregoing, no director, officer, nominee director, 5% holder of common shares, or immediate family member, associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the commencement of the company’s last completed fiscal year or has any material interest, direct or indirect, in any proposed transaction, having a value of $60,000 or more.

COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

      The following graph assumes an investment of Cdn $100 on December 31, 1997 and compares the yearly percentage change in the cumulative total shareholder return on such investment to the cumulative total return of the Toronto Stock Exchange Composite for the five (5) year period which commenced January 1, 1998 and ended on December 31, 2002. The company paid no dividends during the periods shown; the performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

      The following graphs assume an investment of $100 on March 22, 1999 (the date on which the company’s common shares commenced trading on The NASDAQ Stock Market®) and compare the percentage change in the cumulative total shareholder return on such investment to the cumulative total return on (1) the NASDAQ Composite Index and (2) the Standard and Poor Small Cap 600 Electronics Equipment Subindex. The company paid no dividends during the periods shown; the performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

      (1) The NASDAQ Composite Index

      (2) Standard and Poor Small Cap 600 Electronics Equipment Subindex

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

      The following sets forth, to the knowledge of the company, certain information concerning the direct and indirect beneficial ownership of common shares, the company’s only class of voting securities, as of the close of business on Thursday, May 8, 2003, by each person known by the directors or senior officers of the company to be the beneficial owner of, or to exercise control or direction over 5% or more of the outstanding common shares of the company as of such date. This information is based on the most recent statements on Schedule 13G filed with the United States Securities and Exchange Commission or on other information available to the company.

Shareholder	Shares	Percentage

Sumitomo Heavy Industries Ltd.(1)	4,078,238	10.0%
9-11, Kita-Shinagawa 5 Chome
Shinagawa-Ku, Tokyo, 141-8686, Japan
UBS Global Asset Management (Americas) Inc.(2)	3,594,720	8.8%
One North Wacker Drive
Chicago, Illinois 60606
Franklin Resources, Inc.(3)	2,121,725	5.2%
One Franklin Parkway
San Mateo, California 94403

(1)	Includes shares held by SHI Canada Inc., a wholly-owned subsidiary of Sumitomo Heavy Industries Ltd. Sumitomo Heavy Industries Ltd. has shared voting and dispositive power with SHI Canada Inc. as to all such shares.

(2)	Consists of shares held by investors whose accounts are managed by UBS Global Asset Management (Americas) Inc. and other subsidiaries of and investment companies managed by UBS AG. UBS Global Asset Management (Americas) Inc. has sole voting and shared dispositive power as to all such shares.

(3)	Consists of shares held by investors whose accounts are managed by Franklin Templeton Investments Corp., Templeton Investment Counsel, LLC, Franklin Templeton Investment Management Limited and Templeton Global Advisors Limited. Franklin Templeton Investments Corp., Templeton Investment Counsel, LLC, Franklin Templeton Investment Management Limited and Templeton Global Advisors Limited have shared voting and dispositive power as to all such shares.

Directors and Management

      The following table shows the number of common shares, the company’s only class of equity securities, beneficially owned by each of the directors, the nominees for election as a director, the Named Executive Officers (see “Executive Compensation” above), as well as by the directors, the nominees for election as a director and the executive officers of the company as a group, as of the close of business on Thursday, May 8, 2003.

Percentage of
	Amount and Nature of	Common
Name of Beneficial Owner	Beneficial Ownership(1)	Shares

Richard B. Black,	41,735(2)	*
Director
Eileen Casal,	2,251(3)	*
Vice President, General Counsel
Paul F. Ferrari,	146,435(4)	*
Director, Chairman of the Board

Percentage of
	Amount and Nature of	Common
Name of Beneficial Owner	Beneficial Ownership(1)	Shares

Phillip A. Griffiths,	30,880(5)	*
Director
Linda Palmer,	101,740(6)	*
Vice President, Human Resources
Kurt A. Pelsue,	190,241(7)	*
Vice President, Technology and Chief Technology Officer
Byron O. Pond,	39,750(8)	*
Director
Thomas R. Swain,	119,913(9)	*
Vice President, Finance and Chief Financial Officer
Benjamin J. Virgilio,	39,000(10)	*
Director
Charles D. Winston,	697,046(11)	1.7%
President, Chief Executive Officer and Director
All directors, nominees for directors and executive officers as a group (15 persons)	1,675,479(12)	4.1%

*	Less than 1%.

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days of Thursday, May 8, 2003, whether pursuant to the exercise of options or warrants, the conversion of securities or otherwise. Includes an aggregate of 1,472,135 shares which are fully vested and may be acquired within sixty (60) days of Thursday, May 8, 2003, by exercise of options and warrants. Each beneficial owner’s percentage of ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are fully vested and exercisable (or convertible) within sixty (60) days of Thursday, May 8, 2003 have been exercised. Unless otherwise noted in the footnotes below, the company believes all persons named in the table have sole voting power and investment power with respect to all common shares beneficially owned by them. Statements as to ownership of common shares are based upon information obtained from the directors, nominees and executive officers and from records available to the company.

(2)	Includes 35,000 common shares subject to options and warrants.

(3)	Ms. Casal served as V.P., General Counsel until her resignation effective as of January 31, 2003. All outstanding options held by Ms. Casal which were not exercised as of March 1, 2003 expired and were subsequently cancelled on that date.

(4)	Includes 35,000 common shares subject to options and warrants.

(5)	Includes 25,000 common shares subject to options.

(6)	All common shares subject to options.

(7)	Includes 157,616 common shares subject to options.

(8)	Includes 38,750 common shares subject to options.

(9)	Includes 108,858 common shares subject to options.

(10)	Includes 35,000 common shares subject to options.

(11)	Includes 688,575 common shares subject to options and warrants.

(12)	Includes 1,472,135 common shares subject to options and warrants.

OTHER BUSINESS

      Management does not know of any matters to be brought before the meeting other than those set forth in the notice accompanying this management proxy circular.

PROPOSALS

      Proposals of shareholders intended for inclusion in next year’s management proxy circular must be received by the company on or before March 24, 2004. Shareholder proposals not intended for inclusion in next year’s management proxy circular, but which are instead sought to be presented directly at next year’s annual meeting, will be considered untimely if received later than March 24, 2004, and proxies will confer discretionary authority with respect to such proposals.

DIRECTORS’ APPROVAL

      The contents and the sending of this management proxy circular have been approved by the company’s board of directors.

By Order of the Board of Directors of
GSI Lumonics Inc.

FREDERICK P. CALLORI,
Secretary

Billerica, Massachusetts

May 21, 2003

SCHEDULE A

TSX CORPORATE GOVERNANCE GUIDELINES COMPLIANCE

DOES THE
TSX CORPORATE GOVERNANCE		COMPANY
GUIDELINE		COMPLY?	COMMENTS

1.	The Board should explicitly assume responsibility for the stewardship of the Company, and specifically for:

	(i) adoption of a strategic planning process;	Yes	one Board of Directors meeting per year is set aside for a review of management’s strategic direction, guidelines and plans

	(ii) identification of principal risks of the Company’s business and ensuring the implementation of appropriate systems to manage these risks;	Yes	the Board of Directors has specifically identified the Company’s principal risks and manages these risks through regular appraisal of management’s practices

	(iii) succession planning, including appointing, training and monitoring of senior management;	Yes	the Board of Directors reviews its organizational structure and succession planning matters at least annually

	(iv) communications policy; and	Yes	the Board of Directors has approved and reserves the right to review and approve amendments to the Company’s policies relating to communications between the Company, its shareholders and the public. In furtherance of this responsibility, the Board of Directors is obliged to approve any public information releases of a material nature

(v) the integrity of the Company’s internal controls and management information systems.	Yes	the Board of Directors, through the appointment of various committees, or through the review and approval of the plans of various committees of management, has assured itself of an effective means of monitoring the integrity of the Company’s system of internal controls. Each of the following committees is responsible periodically for reporting to the Board of Directors on the noted areas:

• Audit Committee (held five meetings during fiscal 2002): compliance of all financial reporting with accounting principles and oversight of all financial plans

• Compensation Committee (held seven meetings during fiscal 2002): fixing the remuneration for the chief executive officer and administration of the Company’s stock option plans

• Technology Committee (held five meetings during fiscal 2002): review/recommendation of technology investments and oversight of the Company’s technology strategy

DOES THE
TSX CORPORATE GOVERNANCE		COMPANY
GUIDELINE		COMPLY?	COMMENTS

2.	Majority of Directors to be “unrelated.”	Yes	Mr. Winston (President and Chief Executive Officer of the Company) is the only related director

3.	Disclosure for each Director as to whether such Director is related or unrelated and the basis for the conclusion.	Yes	Related — Charles D. Winston, President and Chief Executive Officer of the Company

For the remainder of the proposed Directors, none of them or their associates have:

• worked for the Company

• material contracts with the Company

• received remuneration from the Company in excess of Director fees

Unrelated — Richard B. Black
Unrelated — Paul F. Ferrari
Unrelated — Phillip A. Griffiths
Unrelated — Byron O. Pond
Unrelated — Benjamin J. Virgilio

4.	Appoint a Committee of the Board of Directors responsible for appointment/ assessment of Directors, composed exclusively of non-management Directors the majority of whom are unrelated.		the Board of Directors has responsibility for nominating new directors

5.	Implement a process for assessing the effectiveness of the Board of Directors, its committees and individual Directors.	Yes	the Board of Directors monitors the effectiveness of the relationship between management and the Board of Directors, the effectiveness of the Board of Directors’ operations, the operations of its committees and that of individual directors, to recommend improvements to each of the above

6.	Provide orientation and education programs for new Directors.	Yes	the Board of Directors is responsible for the orientation and education of new Directors

7.	Review and, where appropriate, reduce the size of the Board of Directors to promote more efficient decision-making.	Yes	the membership of the Board of Directors is set at six (6), which is considered to be optimum

8.	Review and ensure that the compensation of Directors reflects the risks and responsibilities involved.	Yes	the Board ensures director compensation levels are sufficiently reflective of responsibilities and risks involved

9.	Committees of the Board of Directors should generally be composed of outside Directors who are unrelated.	Yes	all committees, except the technology committee, are composed entirely of outside, unrelated Directors

10.	Assign responsibility for the Board of Director’s approach to governance issues to a committee of the Board of Directors.		the Company does not have a Corporate Governance Committee, but regularly reviews matters pertaining to governance including committee membership and mandates, making recommendations for change and for other such initiatives which may be deemed to be in the interest of the Board of Directors in order to improve corporate governance

DOES THE
TSX CORPORATE GOVERNANCE		COMPANY
GUIDELINE		COMPLY?	COMMENTS

11.	Define limits to management’s responsibilities by developing mandates for:

	(i) the Board of Directors	Yes	the Board reviews and approves significant operational and financial matters and provides direction to management on these matters

	(ii) the Chief Executive Officer, and approving the Chief Executive Officer’s corporate objectives.	Yes	the Chief Executive Officer’s mandate, which includes the general mandate to maximize shareholder value is established year to year in the form of annual corporate objectives and strategic directions which are subject to Board of Directors approval

12.	Ensure that the Board of Directors is able to function independently of management.	Yes	five of six members of the Board of Directors are outside, unrelated Directors and all committees of the Board of Directors, except the technology committee, are composed entirely of outside Directors

13.	Establish an Audit Committee, all the members of which are outside, unrelated Directors.	Yes	as noted above, all of the members of the Company’s Audit Committee are independent, unrelated Directors. The Audit Committee is mandated to:

• monitor audit functions and the preparation of financial statements;

• approve press releases on financial results;

• review annual information circulars as well as any material change reports and prospectuses;

• meet with outside auditors independent of management where appropriate; and

• review and approve foreign currency risk strategies and the Company’s investment policy.

14.	Provide for the engagement of outside advisors by individual Directors at the Company’s expense.	Yes	individual Directors may engage the services of an outside advisor with the approval of the Board of Directors

GSI LUMONICS INC.
39 MANNING ROAD
BILLERICA, MASSACHUSETTS 01821

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, JUNE 24, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF GSI LUMONICS INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 10:00 A.M. (EDT) ON TUESDAY, JUNE 24, 2003 AT THE RENAISSANCE BEDFORD HOTEL, 44 MIDDLESEX TURNPIKE, BEDFORD, MASSACHUSETTS.

The undersigned shareholder of GSI Lumonics Inc. (the “Company”) hereby appoints Charles D. Winston, President and Chief Executive Officer and a director of the Company or, failing him, Thomas R. Swain, Vice President, Finance and Chief Financial Officer of the Company or, instead of either of the foregoing,                                                         as proxyholder, with full power of substitution, to attend, act and vote in respect of all shares registered in the name of the undersigned at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EDT) on Tuesday, June 24, 2003 (the “Meeting”), and at any adjournment or adjournments thereof, on the matters indicated below which are described in the Management Proxy Circular of the Company dated May 21, 2003 and, at the proxyholder’s discretion, on amendments or variations to such matters and on such other matters as may properly come before the Meeting, to the same extent and with the same powers as if the undersigned were personally present at the Meeting or any adjournment or adjournments thereof. Without limiting the general authorization and power hereby granted, the persons named above are specifically directed to vote as follows:

1.	The resolution, if proposed at the Meeting, permitting two (2) or more director nominees to be elected by a single resolution and vote as opposed to electing each director nominee by way of separate resolution and vote.

VOTE: FOR / / AGAINST / / or ABSTAIN / /

2.	Election of Directors listed in the accompanying Management Proxy Circular.

The undersigned casts the number of votes equal to the number of common shares held by the undersigned multiplied by six (6): the distribution of votes among the nominees is as indicated below. A vote in favor of the election of more than one nominee without an indication as to how the votes are to be distributed among the nominees shall mean that the votes are to be distributed equally among all nominees voted for by the undersigned.

IF NO SPECIFICATION IS MADE FOR ANY NOMINEE, IT SHALL MEAN THAT THE PROXY NOMINEES ARE INSTRUCTED TO VOTE FOR ALL OF THE FOLLOWING NOMINEES WITH THE VOTES DISTRIBUTED EQUALLY AMONG ALL NOMINEES.

NOMINEE	VOTE

Richard B. Black	FOR	WITHHOLD

Paul F. Ferrari	FOR	WITHHOLD

Phillip A. Griffiths, Ph.D.	FOR	WITHHOLD

Byron O. Pond	FOR	WITHHOLD

Benjamin J. Virgilio	FOR	WITHHOLD

Charles D. Winston	FOR	WITHHOLD

3.	Reappointment of Ernst & Young LLP as auditors and authorization of the Board of Directors to fix their remuneration.

VOTE: FOR / / AGAINST / / or ABSTAIN / /

ON ANY BALLOT THAT MAY BE CALLED FOR, SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED FOR, AGAINST OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED FOR THE MATTERS LISTED ABOVE.

NOTES:

1.     SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT THEM AT THE MEETING, OTHER THAN THE MANAGEMENT NOMINEES. To exercise this right, you should either:

-	strike out the names of Charles D. Winston and Thomas R. Swain and insert in the space provided the name of the person you desire to designate as proxyholder; or

-	complete another proper form of proxy.

2.     A proxy, to be valid, must be dated and signed by the shareholder. Executors, administrators, trustees, guardians, attorneys and officers of corporations should add their titles when signing. If this form of proxy is not dated, it shall be deemed to bear the date on which it was mailed or delivered to you by the Company.

3.     A proxy, to be effective, must be deposited with the Company at its principal executive offices at 39 Manning Road, Billerica, Massachusetts 01821 or with Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, in either case no later than 5:00 p.m. (EDT) on Monday, June 23, 2003 or, if the Meeting is adjourned or postponed, prior to the commencement of the reconvened meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature:

Dated:

(C)May 2003 GSI LUMONICS INC.
GSI Lumonics™ is a registered trademark of GSI Lumonics Inc.